EXHIBIT 10.1

October 16, 1992



Mr. William C. Bullock, Jr.
Chairman of the Board
                  and
Perry B. Hansen
Secretary
Merrill Merchants Bancshares, Inc.
Bangor, Maine 04402-0925

Dear Bill and Perry:

The Credit Accommodations to Merrill Merchants Bancshares, Inc. ("Company") has been approved by M&I Marshall & Ilsley Bank ("M&I") upon the following conditions:

     1. The $4,000,000 three year term loan ("Loan") to the Company is to be evidenced by a note. A commitment fee of 1/2 of 1% ($20,000) shall be paid at the time of funding.

     2. All of the securities, including any common, preferred, or debt instruments, of the subsidiary bank ("Bank"), which is owned by the Company, shall be pledged as collateral for the Loan. M&I shall have a first perfected security interest in all such securities and there shall be no other liens or encumbrances on such securities on the date hereof or at any time during the term of the Loan. There shall be no restrictions on the transfer of such securities.

     3. The rate of interest for the Loan shall be the Prime Rate ("Prime") plus 1/2% as defined by M&I, floating, on the basis of actual days elapsed over a 360-day year basis, with interest payable quarterly. The initial rate of interest for the $4,000,000 Loan shall be 6.5%.

     4. The Company and Bank shall retain William C. Bullock, Jr. and Edwin N. Clift as Executives and Directors. The Company and Bank shall retain Perry Hansen as a Director.

     5. The Company shall pay no dividends on either its common stock or preferred stock without the written approval of M&I. The Company may pay interest, but no principal, on its Mandatory Convertible Debentures, which are subordinate to M&I's Loan, however, M&I reserves the right to prohibit interest payments by written notice to the Company. Regulatory limits shall apply to any dividends paid by the Bank. Neither the Company nor the Bank shall issue additional stock or other securities beyond the initial offerings described to M&I without the express written approval of M&I, except for the additional $750,000 additional cash equity contribution required to be made to the Company by August 31, 1994 as described in an Agreement Regarding Equity Contribution (the "Contribution Agreement") among M&I, the Company and certain shareholders of the Company. An additional $750,000 cash equity contribution shall be made to the Company by August 31, 1994, as described in the Contribution Agreement. The Secretary of the Company and the Cashier of the Bank shall provide an opening certificate of shares of the Company and the Bank authorized, issued, and outstanding.

     6. The Company shall not repurchase or redeem any of its common stock from its directors, executives, or other members of the control group, as defined by the regulatory authorities, without prior written approval of M&I.

     7. The Company shall incur no additional debt without prior approval of M&I. The Bank shall incur debt only in the normal course of business.

     8. The Company shall provide M&I with timely copies of signed quarterly call reports of the Bank and Holding Company statements together with an annual audited report of the Company, by a Certified Public Accounting firm acceptable to M&I, within 120 days of the end of its fiscal year. The Company shall provide M&I with a Certificate stating the Company is not in default under any provisions herein, and shall provide M&I, upon request, with such other reports as M&I deems appropriate, as well as allow M&I to examine such accounts and records as requested during normal business hours.

     9. The Company shall maintain a minimum net worth of $4,500,000, and the Bank shall maintain a minimum net worth of $8,000,000, less the Loan Loss Reserve, but in no event less than $7,500,000. The Bank shall not lose more than $500,000 in its first year of operation through December 1993. The Bank shall maintain a minimum Return on Average Assets ("ROAA") of 0.25% and Return on Equity ("ROE") of 4.50% for the second full calendar year, 1994. Thereafter, in 1995, the minimum ROAA shall be 0.40% and ROE shall be 6.00%.

     10. The Company and Bank shall comply with all regulatory requirements applicable to each. The Company and Bank shall maintain minimum capital as defined by the regulators, but in no event lower than 7.0% tangible equity capital to assets for the Bank.

     11. The Company and Bank shall make no investments or advances, except in the normal course of business. All investments of the Company shall be limited to Short

     Term Investment Grade for Cash Management. All investments of the Bank shall be investment grade consistent with the Bank's Asset/Liability and Investment Policies as approved by the applicable regulatory authorities.

     12. The Company shall make no guarantee or incur contingent liabilities. The Bank may only make such guarantees or incur contingent liabilities as would be made under normal banking practices as permitted by applicable law and regulation.

     13. All mergers and acquisitions or transfers of all or substantially all of the assets of the Company or the Bank are prohibited without M&I's express written approval.

     14. Other than the initial planned asset expenditures, the Company shall make no additional fixed asset expenditures exceeding $250,000 in any one year without prior approval of M&I. The Bank shall make only such fixed asset expenditures as would be made under normal business practices.

     15. The Company and the Bank shall maintain appropriate insurance, as is customary in the industry, including employee bonding and D&O liability and shall provide a certificate to M&I of such coverage, as requested. A Certificate of initial coverage shall be provided to M&I.

     16. The Company shall not sell the Bank or any interest therein without M&I approval nor shall the Company acquire any banks or other subsidiaries without M&I approval.

     17. The Company and the Bank shall not dispose of any assets without the prior written consent of M&I except the Company may dispose of a nominal amount of assets and the Bank may dispose of assets in the ordinary course of business.

     18. The Company shall provide a current certification of corporate good standing from the Secretary of State of the state of incorporation.

     19. The Company agrees to deliver to M&I such documents as M&I may require from time to time to perfect a security interest in any collateral related to the Loan, including without limitation, collateral pledge agreement, bank stock, stock powers, proper resolutions of its board of directors, and corporate certification.

     20. Failure by Company or Bank in the performance or observance of any term or condition of this agreement, the note, collateral pledge agreement, or the Contribution Agreement shall constitute a default permitting M&I to accelerate all payments under the Loan and exercise all remedies under all such documents and under law.

     21. M&I has no obligation to refinance the Loan at its maturity.

     22. Either the Company or M&I may, upon written notice, require the execution of formal documents containing covenants and other provisions as are customary of formal agreements with respect to transactions of this type during the term of the indebtedness. All Fees and Expenses of M&I related thereto shall be paid by the Company.

     23. This loan and all agreements and documents shall have situs in the State of Wisconsin and be governed by Wisconsin Law.

Please acknowledge acceptance of the terms and conditions by signing the appropriate place indicated and retain one copy for your records.

Sincerely yours,

/s/ John A. Leonard

John A. Leonard                             Attest: ____________________________
Vice President                                         Exec. Vice President

The above terms are accepted, this date, October 16, 1992

Merrill Merchants Bancshares, Inc.
----------------------------------

By: /s/ Perry B. Hansen, Sec.
    ------------------------------
    Perry B. Hansen, Secretary


The above terms are acknowledged and agreed to this date:

Merrill Merchants Bank
----------------------


By: /s/ Edwin N. Clift                      Attest:
    ------------------------------                  ----------------------------

Its:           President                    Its:          Secretary
     -----------------------------               -------------------------------

January 3, 1994

William C. Bullock, Jr.
Chairman of the Board
                  and
Perry B. Hansen
Secretary
Merrill Merchants Bancshares, Inc.
201 Main Street, PO Box 925
Bangor, ME 04402-0925

Dear Bill and Perry:

The following is an amendment dated as of December 23, 1993 to the Letter Agreement between M&I Marshall & Ilsley Bank ("M&I") and Merrill Merchants Bancshares, Inc. ("Company") and acknowledged by Merrill Merchants Bank ("Bank") dated October 16, 1992:

     Paragraph 9 is changed from " . . . shall lose no more than $500,000 in its first year . . ." to read " . . . shall lose no more than $650,000 in its first year . . . " with the rest of the paragraph and agreement to remain unchanged.

Sincerely yours,

/s/ John A. Leonard

John A. Leonard                         Attest: /s/ Andrew R. Ragatz
Vice President                                  --------------------------------
                                                Andrew R. Ragatz, Vice President

The above terms are accepted as of December 23, 1993.

Merrill Merchants Bancshares, Inc.
----------------------------------

By: /s/ Edwin N. Clift
    ------------------
    President

The above terms are acknowledged and agreed to as of December 23 1993.

Merrill Merchants Bank
----------------------

By: /s/ Edwin N. Clift                  Attest: /s/ William C. Bullock
    --------------------------------            --------------------------------
Its:    President                      Its:           Chairman
     -------------------------------        ------------------------------------

                                                      Dated as of April 28, 1994


Mr. Edwin N. Clift, President
Merrill Merchants Bancshares, Inc.
201 Main Street
Bangor, Maine 04402

         Re: Amendment to Letter Agreement Dated October 16, 1992


Dear Ed:

M&I Marshall & Ilsley Bank ("M&I") has extended certain credit accommodations to Merrill Merchants bancshares, Inc. ("Company") pursuant to the terms of a letter agreement dated October 16, 1992 ("Letter Agreement") among M&I, Company and Merrill Merchants Bank ("Bank"). Company and Bank have requested M&I to amend the Letter Agreement to authorize Bank's membership in the Federal Home Loan bank of Boston ("FHLB").

The Letter Agreement is hereby amended to permit Bank to become a member of FHLB upon the following conditions:

1. Bank shall provide M&I with a business plan for FHLB utilization which is acceptable to M&I.

2. Bank shall not, without the prior written approval of M&I, incur advances or indebtedness which would require Bank to submit a "Qualified Collateral Report" to the FHLB. In the event Bank is required for any reason to submit a "Qualified Collateral Report" to the FHLB, Bank shall notify M&I of such requirement within one (1) business day of Bank's knowledge of such requirement. Upon notice by M&I, Bank shall take appropriate corrective action to eliminate the need for such report, unless the FHLB requires such report as part of a broad-based policy change which is not specific to Bank.

3. Bank shall comply with all rules, regulations and policies of the FHLB.

4. Bank shall maintain "Blanket Lien Status" with the FHLB and shall continue to maintain minimum capital as defined by the regulators and as required by the Letter Agreement.

5. Bank shall not allow an event of default to occur under Bank's Agreement for Advances, Collateral, Pledge and Security Agreement with the FHLB.

6. Bank's "Total Borrowings" shall be less than "Value of Qualified Collateral" under advance ratios published by the FHLB.

7. At the request of M&I, Bank shall provide M&I with copies of:

   (a) Reports submitted by Bank to the FHLB; and

   (b) Internal management data and reports with respect to advances from the FHLB and applications of advances to loans.

Failure of Bank to comply with any of the foregoing conditions shall constitute an event of default under the Letter Agreement and the note evidencing the Loan (as defined in the Letter Agreement).

Except as specifically amended hereby, the Letter Agreement and the note evidencing the Loan shall remain in full force and effect.

Please acknowledge acceptance of the terms and conditions by signing the appropriate place indicated and retain one copy for your records.

Sincerely yours,

/s/ John A. Leonard
John A. Leonard                                Attest: /s/ A.R. Ragatz, VP
Vice President                                         -------------------------
                                                       President

The above terms are accepted this 30th day of June, 1994 to be effective as of April 28, 1994.

MERRILL MERCHANTS BANCSHARES, INC.

By: /s/ Edwin N. Clift                         Attest: /s/ Deborah Bowie
    --------------------------------                   -------------------------
President and Chief Executive Officer              Vice President and Chief
                                                       Financial Officer

Its:________________________________           Its:_____________________________

The above terms are acknowledged and agreed to this 30th of June, 1994 to be effective as of April 28, 1994.

MERRILL MERCHANTS BANK

By: /s/ Edwin N. Clift                         Attest: /s/ Deborah Bowie
    --------------------------------                   -------------------------
    President and Chief Executive Officer              Vice President and Chief
                                                       Financial Officer

Its:________________________________                 Its:_______________________

Edwin N. Clift, President
Merrill Merchants Bancshares, Inc.
201 Main Street
Bangor, Maine

     Re: Letter Agreement dated October 16, 1992 between M&I Marshall & Ilsley
         Bank ("M&I") and Merrill Merchants Bancshares, Inc. ("Company") and acknowledged by Merrill Merchants Bank, as amended by a Letter Agreement dated as of December 23, 1993, as amended by a Letter Agreement dated as of April 28, 1994, as amended by a Letter Agreement dated September 7, 1994, and as amended by a Letter Agreement dated October 16, 1995 ("Letter Agreement")

Dear Ed:

M&I and the Company have agreed to amend the Letter Agreement to adjust the interest rate options for the Loan and to add a line of credit facility as set forth herein. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings set forth in the Letter Agreement.

The Letter Agreement is hereby amended as follows:

     1. The annual rate of interest (referenced in Paragraph 3 of the Letter Agreement) for the Loan is amended in its entirety to read as follows:

     3. (a) The entire unpaid principal of the Loan shall bear interest, computed on the basis of a 360-day year, at an annual rate equal to: (i) the Prime Rate, which rate of interest shall change with each change in the Prime Rate; (ii) 150 basis points plus LIBOR (as defined below) quoted by M&I for an interest period of no less than 1 year and no greater than the maturity date of the Loan; or (iii) 175 basis points plus the Treasury Rate (as defined below) quoted by M&I for an interest period of no less than 3 months and no greater than the maturity date of the Loan, as selected by the Company upon written or telephonic notice to M&I.

"LIBOR" shall mean an annual rate of interest equal to the Adjusted Interbank Rate (defined immediately below).

         "Adjusted Interbank Rate" means an annual rate for any interest period (rounded upwards, if necessary, to the nearest 1/100 of 1%), determined pursuant to the following formula:

         Adjusted Interbank Rate = Interbank Rate
                                   --------------
                                   1 - Interbank Reserve
                                   Requirement

         "Interbank Rate" means the rate per annum equal to the rate (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted to M&I as the rate at which dollar deposits in immediately available funds are offered to M&I on the first day of the applicable interest period in the interbank Eurodollar market on or about 9:00 A.M., Milwaukee time, for delivery on the first day of such interest period, for the number of days comprised therein and in an amount equal to or comparable to the amount of the loan. If the first day of any interest period is not a business day, the Interbank Rate shall be established on the preceding business day. Each such determination shall be conclusive and binding upon the parties hereto in the absence of demonstrable error. M&I currently uses the Knight Ridder Information Service to provide information with respect to the interbank Eurodollar market, but M&I may change the service providing such information at any time.

         "Interbank Reserve Requirement" means, with respect to each interest period for a LIBOR loan, a percentage (expressed as a decimal) equal to the aggregate reserve requirements in effect on the first day of such interest period (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during such interest period) specified for "Eurocurrency Liabilities" under Regulation D of the Board of Governors of the Federal Reserve System, or any other regulation of the Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D, as then in effect, as applicable to the class or classes of banks of which M&I is a member. As of the date hereto the Interbank Reserve Requirement is 0%.

"Treasury Rate" shall mean the "ask yield" for United States Treasury Notes as of the first day of the applicable interest period for a term of like duration as such interest period. If the first day of any interest period is not a business day, the Treasury Rate shall be established on the preceding business day. Each such determination shall be conclusive and binding upon the parties hereto in the absence of demonstrable error. M&I currently uses the Knight Ridder Information Service to provide information with respect to the Treasury Rate, but M&I may change the service providing such information at any time.

             (b) The interest rate on the Loan on the date hereof is the Prime Rate. The Company may convert the interest rate option on the entire outstanding principal amount of the Loan upon one business days' prior notice to M&I: (i) at any time for conversion from the Prime Rate to LIBOR or to the Treasury Rate; and (ii) at the end of the then-applicable interest period for conversion from LIBOR or the Treasury Rate to another interest rate option. Absent receipt by M&I of such notice of interest rate conversion, the Loan shall continue to bear interest at the interest rate option (and for an interest period of equal duration, if applicable) previously selected by the Company. The interest rate option selected by the Company in accordance with the foregoing shall apply to the entire outstanding principal amount of the Loan. Each notice of conversion shall automatically constitute a warranty by the Company to M&I that on the date of the requested conversion no default under the Letter Agreement shall exist.

             (c) Interest on the Loan shall continue to be paid quarterly, on the 16th day of every third month.

     2. The following is hereby added as Paragraph 24 of the Letter Agreement:

         24. (a) From time to time prior to April 30, 1997 and subject to all of the terms and conditions set forth in this Letter Agreement and the separate note evidencing the Line, M&I will make available to the Company a line of credit in the maximum aggregate amount of $1,000,000 ("Line"). The Company may borrow, repay and reborrow under the Line in any increment of $10,000 at any time prior to the expiration of the Line.

             (b) The unpaid principal of the Line shall bear interest at either:
(i) the Prime Rate, which rate of interest shall chancre with each change in the Prime Rate or (ii) 250 basis points plus LIBOR (as defined above) quoted by M&I for a 30, 60 or 90 day interest period, as selected by the Company upon written or telephonic notice to M&I. The Company shall select the initial interest rate option at the time of the initial draw.

             (c) The Company may convert the interest rate option on all borrowings under the Line upon one business days' prior notice to M&I: (i) at any time for conversion from the Prime Rate to LIBOR and (ii) at the end of the then-applicable interest period for conversion from LIBOR to the Prime Rate. Absent receipt by M&I of such notice of interest rate conversion, the Line shall continue to bear interest at the interest rate option (and for an interest period of equal duration, if applicable) previously selected by the Company. The interest rate option selected by the Company from time to time shall apply to all borrowings under the Line, whether the principal amount is increased or decreased. Each borrowing under the Line and each notice of interest rate selection or conversion shall automatically constitute a warranty by the Company to M&I that on the date of the requested borrowing or conversion no default under the Letter Agreement shall exist.

             (d) Interest on the Line shall be paid at the earlier to occur of
(i) quarterly or (ii) at the end of the applicable interest period, commencing on January 1, 1997 and continuing thereafter until the outstanding principal balance is repaid in full, with all accrued interest paid with the final payment of principal.

Except as specifically amended by this letter, the Letter Agreement shall remain in full force and effect. Please acknowledge acceptance of the foregoing amendments to the Letter Agreement by signing the appropriate place indicated and retain one copy for your records.

Dated as of January 1, 1997

Sincerely yours,

/s/ John A. Leonard
John A. Leonard                                  Attest: /s/ A.R. Ragatz
                                                         -----------------------
                                                          Vice President


The above terms are accepted
as of January 1, 1997

MERRILL MERCHANTS BANCSHARES, INC.


By: /s/ Edwin N. Clift
    ------------------
Its: President
     -----------------

The above terms are acknowledged and agreed to as of January 1, 1997

MERRILL MERCHANTS BANK

By: /s/ Edwin N. Clift                           Attest: /s/ Deborah Jordan
    ----------------------------                         -----------------------
Its:  President                                  Its: Senior Vice President
     ---------------------------                      --------------------------

October 16, 1995


Edwin N. Clift
President & CEO
Merrill Merchants Bancshares, Inc.
201 Main Street
Bangor, ME  04402-0925

     RE: Letter Agreement dated October 16, 1992 between M&I Marshall & Ilsley
         Bank ("M&I") and Merrill Merchants Bancshares, Inc. ("Company") and acknowledged by Merrill Merchants Bank, as amended by a Letter Agreement dated as of December 23, 1993, as amended by a Letter Agreement dated as of April 28, 1994 and as amended by a Letter Agreement dated September 7, 1994 ("Letter Agreement")

Dear Ed:

The Letter Agreement is hereby amended as follows:

         1. The term of the Loan (as defined in Paragraph 1. of the Letter Agreement) is extended from October 16, 1992 to October 16, 2000.

         2. The annual rate of interest referenced in Paragraph 3. of the Letter Agreement is changed to the "annual rate (computed on the basis of actual days elapsed over a 360-day year) equal to the rate of interest adopted by M&I from time to time as its base rate for interest determinations (the "Prime Rate"), and such rate of interest shall change with each change in such Prime Rate". Interest shall continue to be payable quarterly.

         3. The Company shall execute and deliver to M&I a promissory note in the original principal amount of Four Million Dollars ($4,000,000) dated October 16, 1992 as amended and restated on October 16, 1995 ("Amended Note"), and otherwise in form and substance satisfactory to M&I. Such Amended Note shall be in substitution for the promissory note dated October 16, 1992 issued by the Company and payable to the order of M&I; which October 16, 1992 promissory note will be canceled and returned to the Company upon delivery to M&I of the Amended Note.

         4. The Company shall pay the principal of the Amended Note in annual installments as follows: (a) $303,248 on October 16, 1996; (b) $331,476 on October 16, 1997; (c) $362,331 on October 16, 1998; (d) $396,057 on October 16,
1999; and (e) $2,606,888 on October 16, 2000.

Please acknowledge acceptance of the foregoing amendments to the Letter Agreement by signing the appropriate place indicated and retain one copy for your records.

Sincerely yours,

/s/ John A. Leonard
John A. Leonard                                  Attest: /s/ A.R. Ragatz, VP
Vice President                                           -----------------------
                                                         Vice President


The above terms are accepted as of October 16, 1995.

MERRILL MERCHANTS BANCSHARES, INC.

By: /s/ Edwin N. Clift
    ------------------
Its: President
     -----------------

The above terms are acknowledged and agreed to as of October 16, 1995.

MERRILL MERCHANTS BANK

By:  /s/ Edwin N. Clift                           Attest: /s/ Deborah Jordan
     ------------------                                   ----------------------
Its: President                                    Its:    Treasurer
     ------------------                                   ----------------------

                         Form of Amendment to M&I Loan


John A. Leonard, Vice President
M & I Marshall & Ilsley Bank
770 North Water Street
Milwaukee, WI  53202-3593

     Re: Letter Agreement dated October 16, 1992 between M & I Marshall & Ilsley
         Bank ("M&I") and Merrill Merchants Bancshares, Inc. ("Company") and acknowledged by Merrill Merchants Bank, as amended by a Letter Agreement dated as of December 23, 1993, as amended by a Letter Agreement dated as of April 28, 1994, as amended by a Letter Agreement dated September 7, 1994, as amended by a Letter Agreement dated October 16, 1995, and as amended by a Letter Agreement dated January 1, 1997 ("Letter Agreement")

Dear John:

M&I and the Company have agreed to amend the Letter Agreement to remove certain Loan and Line stipulations. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings set forth in the Letter Agreement.

The Letter Agreement is hereby amended as follows:

1. The two sentences of Paragraph 4 of the Letter Agreement (concerning the retention of certain executives and directors) are deleted in their entirety, though an empty Paragraph 4 shall remain and read "4. [Reserved]" in order not to disrupt the numbering of subsequent paragraphs.

2. The first and fourth sentences of Paragraph 5 of the Letter Agreement (concerning restrictions without M&I approval on the payment of dividends and on the issuance of additional securities, respectively) are deleted in their entirety.

Except as specifically amended by this letter, the Letter Agreement shall remain in full force and effect. Please acknowledge acceptance of the foregoing amendments to the Letter Agreement by signing the appropriate place indicated and retain one copy for your records

Dated as of June 1, 1998

Sincerely yours,

MERRILL MERCHANTS BANCSHARES, INC.

By:                                        Attest:
    -------------------------------                -----------------------
    Edwin N. Clift, President                      Deborah A. Jordan, Treasurer


The above terms are accepted as of June 1, 1998

MERRILL MERCHANTS BANK


By:                                        Attest:
    --------------------------------               -----------------------------
    Edwin N. Clift, President                      Deborah A. Jordan,
                                                   Senior Vice President


The above terms are accepted as of June 1, 1998

M & I MARSHALL & ILSLEY BANK


By:_______________________________           Attest:____________________________

Its: _____________________________           Its:_______________________________

                                  BUSINESS NOTE

M&I Banks
                                                      October 16, 1992
                                                   as amended and restated
MERRILL MERCHANTS BANCSHARES, INC.      Date:  on October 16, 1995 $4,000,000.00
--------------------------------------------------------------------------------
(Borrower)

The undersigned ("Borrower"", whether one or more) promises to pay to the order of M&I MARSHALL & ILSLEY BANK ("Bank") at Milwaukee, Wisconsin, the principal sum of $4,000,000.00

[Check (a), (b) or (c); only one shall apply]

|_|  (a) in one payment on ______________________________, PLUS interest payable as set forth below.

|_|  (b) in ____________________ equal installments of $__________ payable
         ____________________, and on the same day of each __________ month thereafter, PLUS a final payment of unpaid principal and accrued interest due on __________. All payments include principal and interest.

|X|  (c) in annual installments of principal as set forth in the Letter
         Agreement defined below payable October 16, 1996 and on the same day of each year hereafter, PLUS a final payment of unpaid principal due on October 16, 2000, PLUS interest payable as set forth below.

         This Note bears interest on the unpaid principal balance before maturity (whether upon demand, acceleration or otherwise) at rate equal to [check (d) or (e); only shall apply]:

|_|  (d) _____% per year.

|X|  (e) 0% per year in excess of the prime rate of interest adopted by M&I
         Marshall & Ilsley Bank at its base rate for interest rate determinations from time to time (with the rate changing as and when that prime rate changes). The initial rate is _____% per year.

         Interest is payable on January 16, 1993, and on the same date of each third month thereafter, and at maturity, or if box (b) is checked, at the times so indicated. Interest is computed for the actual number of days principal is unpaid on the basis of a 360 day year. Unpaid principal and interest bear interest after maturity (whether by acceleration or lapse of time) at a rate equal to 2.00% greater than the rate which would otherwise be applicable.

         If any installment is not paid when due or if the Bank deems itself insecure* or any default under the Letter Agreement dated October 16, 1992 among Borrower, Bank and Merrill Merchants Bank, as amended as of 12/23/93, 4/28/94, 9/7/94 and 10/16/95 ("Letter Agreement"), the unpaid balance shall, at the option of the Bank, and without notice mature and become immediately payable. The unpaid balance shall automatically mature and become immediately payable in the event any Borrower, surety, or guarantor becomes the subject of bankruptcy or other insolvency proceedings.

         This Note is secured by all existing and future security agreements, assignments, mortgages and any other agreements between the Bank and the Borrower, between the Bank and any indorser or guarantor of this Note, and between the Bank and any other person providing collateral security for the Borrower's obligations, and payment may be accelerated according to any of them. The Borrower grants to the Bank a security interest and lien in any deposit account the Borrower may at any time have with the Bank (except accounts, the interest on which is exempt from federal income tax). The Bank may, at any time after an occurrence of any event of default, without notice or demand, set-off against any deposit balances or other money now or hereafter owed any Borrower by the Bank any amount unpaid under this Note.

         Bank reserves the right to credit payments when the funds are deemed by Bank to be collected.

|_| If checked here, this Note is secured by a first lien mortgage or equivalent security interest on a one-to-four family dwelling used as a Borrower's principal place of residence.

         Without affecting the liability of any Borrower, the Bank may, without notice, accept partial payments, release or impair any collateral security to the payment of this Note or agree not to sue any party liable on it. All Borrowers agree to pay all costs of collection, including reasonable attorneys' fees, and waive presentment, protest, demand and notice of dishonor. Full or partial payment of this Note is permitted at any time without penalty.

         The Bank may apply prepayments to such future installments as it elects.

|_| If checked here, the Bank is authorized to automatically charge payments due under this Note against account number
         ____________________ maintained with the Bank.

* or any default under the Letter Agreement dated October 16, 1992 among Borrower, Bank and Merrill Merchants Bank, as amended as of 12/23/93, 4/28/94, 9/7/94 and 10/16/95 ("Letter Agreement")

______________________________(SEAL)   MERRILL MERCHANTS BANCSHARES, INC. (SEAL)
(Individual Name)                      (Business Name)

______________________________(SEAL)   By: /s/ Edwin N. Clift
(Individual Name)                          -------------------------------------

______________________________(SEAL)   Title: Pres. & CEO
(Individual Name)                             ----------------------------------

______________________________         By: _____________________________________
(Address)

______________________________         Title:___________________________________
(City)   (State)          (Zip)


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